SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2014

POAGE BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (606) 324-7196

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 19, 2014, Poage Bankshares, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Report") reporting the completion of its acquisition of Town Square Financial Corporation ("Town Square"), the holding company for Town Square Bank, on March 18, 2014.

This Current Report on Form 8-K/A amends the Original Report. The Company's registration statement on Form S-4 filed with respect to this merger with the Securities and Exchange Commission, as amended on February 3, 2014 and February 14, 2014 (File No. 333-193157), included a proxy statement of Town Square (which also constituted the Company's prospectus) (the "Proxy Statement/Prospectus"). The Proxy Statement/Prospectus included in the section entitled "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION RELATING TO THE TOWN SQUARE FINANCIAL ACQUISITION" certain unaudited pro forma financial statements of the Company as of and for the period ended September 30, 2013, as adjusted for merger related transaction costs. In addition, the Proxy Statement/Prospectus included as Appendix D to the Proxy Statement/Prospectus Town Square's audited financial statements at and for the year ended December 31, 2012 and 2011.

Item 8.01 Other Events

On March 25, 2014, Poage Bankshares, Inc. issued a press release announcing the results of the cash/stock merger consideration election. A copy of the press release announcing the results of the cash/stock merger consideration election is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press release of Poage Bankshares, Inc. dated March 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: March 25, 2014	By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President and Chief Executive Officer